Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3 of our report dated December 12, 2017, with respect to the consolidated financial statements of Arrowhead Pharmaceuticals, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

November 29, 2018